UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2024
NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3300
Houston, Texas		77002
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (713) 574-1880
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2024, pursuant to the terms of that certain Purchaser Rights Agreement, dated as of June 14, 2023, (the “Purchaser Rights Agreement”) by and between NextDecade Corporation (the “Company”) and Global LNG North America Corp., the Board of Directors (the “Board”) of the Company appointed Arnaud Lenail-Chouteau as a Class A director of the Board. Mr. Lenail-Chouteau will serve as a Class A director until the Company's 2025 annual meeting of stockholders or until his successor is duly elected and qualified or the earlier of his death, resignation or removal.

As reported in the Company's Current Report on Form 8-K filed on September 26, 2024, Thibaud de Préval previously notified the Company of his intent to resign from the Board, and his resignation was effective as of the date of Mr. Lenail-Chouteau's appointment to the Board.

Mr. Lenail-Chouteau, 50, has over 25 years of experience at TotalEnergies, a multi-energy company that produces and markets fuels, natural gas and electricity, across a wide range of disciplines, including oil and gas exploration, geoscience, business development, asset management and strategy, carbon capture and other decarbonization initiatives. Since July 2023, Mr. Lenail-Chouteau has served as Vice President, LNG Assets and Business Development, with various mandates as director or president of certain TotalEnergies affiliates. Prior to such role, he served as Vice President, Exploration Strategy from September 2021 to June 2023 and as Vice President, Business Gas and Planning with TotalEnergies' affiliate in Abu Dhabi from September 2019 to September 2021. Mr. Lenail-Chouteau has received Master of Science degrees from the Université Pierre et Marie Curie and the French Petroleum Institute (IFP School) and a Master of Public Administration degree from Collège des Hautes Etudes de L’institut Diplomatique (College of Advanced Studies of the Diplomatic Institute). Mr. Lenail-Chouteau was designated as a director by Global LNG North America Corp. pursuant to the Purchaser Rights Agreement.

The Board believes that Mr. Lenail-Chouteau's extensive experience in the oil and gas exploration, LNG and carbon capture sectors provides Mr. Lenail-Chouteau with the qualifications and skills to serve as a Company director.

There are no family relationships between Mr. Lenail-Chouteau and any other director or executive officer of the Company. As a director nominated to the Board pursuant to an agreement with the Company, Mr. Lenail-Chouteau will be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. Mr. Lenail-Chouteau has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 17, 2024

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel